PRESTIGE BRANDS HOLDINGS, INC.
                        ANNOUNCES SECOND QUARTER RESULTS;
                  CONFIRMS GUIDANCE FOR BALANCE OF FISCAL 2006

Internal Review Results in Restatement of Previously Issued Financial Statements


FOR IMMEDIATE RELEASE

Irvington, New York (November 15, 2005) -- Prestige Brands Holdings, Inc. (NYSE:
PBH), a consumer products company with a diversified portfolio of well-recognized brand names, today announced results for the second fiscal quarter ended September 30, 2005, and provided its outlook for the balance of the fiscal year.

The Company also announced that management and the Audit Committee of the Company's Board of Directors recently completed an internal review of certain accounting practices at the Company. As a result of that review, the Company concluded that certain prior period financial statements could no longer be relied upon and has reclassified certain cooperative advertising expenses, changed the time at which it recognizes revenue and restated the reported number of common shares outstanding used in the computation of earnings per share. As a result of the conclusion with respect to prior financial statements, the company will restate certain of its historical results. All references in this release to prior period results are to the restated results.

September Quarter Results

Results for the quarter and six months were generally in line with management's expectations as provided in its earnings release of July 27, 2005, and in its conference call of July 28, 2005. Net sales for the quarter ended September 30, 2005, were $73.3 million, compared to net sales of $80.0 million for the prior year quarter. Operating income of $20.8 million compares to operating income of $26.8 million in the second quarter of fiscal 2005. The decline was due to lower sales, a slightly less favorable gross margin as a percentage of sales, as well as a 21% increase in advertising and promotion expenditures compared to prior year.

Net income for the second quarter of fiscal year 2006 was $7.4 million or $0.15 per basic share and $0.15 per diluted share, compared to net income of $9.9 million in the comparable quarter last year.

Results for First Half of Fiscal 2006

Net sales for the six months ended September 30, 2005, were $136.8 million, 1.4% below net sales of $138.7 million for the comparable period last year. Despite the sales shortfall, operating income of $39.1 million was 14% above operating income of $34.4 million in the first six months of fiscal 2005. Fiscal 2005 included a charge of $5.2 million due to an inventory step up adjustment related to the acquisition of Bonita Bay Holdings, Inc. Adjusting for that charge, the $39.1 million of operating income in this year's first half represents a 1.5% decline from last year's adjusted operating income of $39.7 million. The decline compared to last year was due to the sales decline partially offset by a small improvement in gross margin as a percentage of sales due to mix. Advertising and promotional spending was essentially even with the prior year.

Net income for the first six months of fiscal year 2006 was $12.2 million or $0.25 per basic share and $0.24 per diluted share. This represents an improvement over the prior year comparable period for which we reported net income of $2.8 million. When the prior year results are adjusted to remove one-time expenses arising from the acquisition of Bonita Bay Holdings, Inc., adjusted net income last year would have been $10.0 million. The results for the first half of fiscal year 2006 are a 21 % improvement over the prior year adjusted net income. Please refer to the consolidated financial data at the end of this earnings release for a reconciliation of such amounts.

For the first six months, the Company's effective tax rate increased to 44.5 %. This resulted from a one-time charge, recorded in the quarter ended June 30, 2005, of approximately $1.2 million due to an increase in the graduated federal income tax rate from 34% to 35% and its related impact on the Company's deferred tax liabilities.

Results by Segment

September Quarter

The reported sales decline in fiscal 2006 affected each of the Company's three business segments: Over-the-Counter medicines (OTC), Household Cleaning products and Personal Care products. For the OTC segment, net sales of $40.8 million were 5% less than last year's second quarter reported net sales of $42.7 million. Fiscal year 2006 results include strong sales of the Little Remedies(R) line of children's health care products which were acquired by the Company late in calendar year 2004 and therefore, were not included in the prior year period's results. Little Remedies contributed $3.9 million to current quarter sales compared to no sales in the prior year. The decline for the segment is attributable to sales declines for Compound W(R) and New Skin(R). Partially offsetting the declines on Compound W and New Skin were gains for
Chloraseptic(R) sore throat treatment, Clear eyes(R) eye care products and Dermoplast(R) first aid treatment. In addition, Little Remedies revenues grew strongly over the year ago quarter before the Company owned the brand.

Net sales for the Household Cleaning products segment were $25.2 million, or 8% below last year's comparable quarter net sales of $27.6 million. The decline was primarily due to the discontinuation of the Comet(R) Clean & Flush product line.

Net sales of $7.3 million for the Personal Care segment were $2.4 million lower than last year's comparable quarter. This reflects continued softness in the Denorex(R) shampoo line and weaker category trends for nail polish removers affecting Cutex(R).

First Six Months of Fiscal 2006

For the OTC segment, net sales of $74.1 million were 3% greater than last year's comparable period reported net sales of $72.1 million. The increase in sales for the segment was driven by six months of sales of Little Remedies compared to no sales last year, plus sales increases for the Chloraseptic, Clear eyes and

Dermoplast brands, offset by declines on the Compound W and New Skin brands due to category softness. Had Little Remedies been owned from the beginning of fiscal year 2005, the OTC segment would have shown a decline of 5% compared to the comparable period last year.

Net sales for the Household Cleaning products segment were $48.1 million, or 3.0% below last year's comparable period net sales of $49.6 million. The prior year period included sales of discontinued Comet items previously mentioned which account for the majority of the decline.

Net sales of $14.6 million for the Personal Care segment were 14% or $2.4 million below last years comparable net sales. The decline resulted from continuing softness on the Denorex and Cutex brands.

Restatement of Prior Period Financial Statements

As a result of a review of certain accounting practices performed in conjunction with the Company's assessment of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the Company determined it may have erroneously applied generally accepted accounting principles as they relate to the recognition of revenue, the classification of certain trade promotion allowances, and the computation of earnings per share. At the direction of the Audit Committee of the Company's Board of Directors, an independent review of these issues was performed.

Management and the Audit Committee concluded that, in light of the accounting errors discussed above, the financial statements for the years ended March 31, 2005, 2004 and 2003 and the quarterly data for the years ended March 31, 2005 and 2004 included in the Company's Annual Report on Forms 10-K and 10-K/A for the year ended March 31, 2005 and the financial statements for the quarters ended June 30, 2005 and 2004 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 should no longer be relied upon. The Company will file an amended Form 10-Q/A for the quarter ended June 30, 2005 and an amended Form 10-K/A for the year ended March 31, 2005 as soon as practicable. Because of the review and restatement described above, the Company was unable to file its Quarterly Report on Form 10-Q by November 14, 2005, its due date. The Company will file a Notice on Form 12b-25 with respect to that report today and expects to file the report on or before the extended due date of November 21, 2005.

With respect to revenue recognition, Staff Accounting Bulletin No. 104 sets forth the criteria for revenue recognition, one of which is that risk of loss has passed to the customer. The Company, consistent with its published pricing and shipping terms, has historically recognized revenue upon shipment of product to the customer. Upon closer examination of its shipping practices and terms, the Company determined that it often was unclear when, from a legal standpoint, risk of loss of its products passed to its customers. Accordingly, the Company has concluded that revenue should not be recognized until product is received by its customers (referred to as "FOB destination point"), unless the risk of loss transfers to the customer at the point of shipment. The Company will restate its previously issued financial statements to reflect its conclusions with respect to how revenue should be recognized. Peter C. Mann, Chairman and Chief Executive Officer said, "Although a restatement is a serous matter, this is not a case of revenues that did not exist; the practical effect of this change is to move the last few days of sales from the end of a quarter to the beginning of the next quarter. It is an issue only of timing; however, it is important to us as a company that we do record our revenues at the appropriate time." The effects of these adjustments for each fiscal period are reflected in Exhibit A, attached to this news release.

With respect to the classification of trade promotions and allowances, Emerging Issues Task Force Issue 01-09 sets forth the criteria for classifying such promotions and allowances as an expense or a reduction of revenue. Upon review, the Company determined that it had incorrectly classified certain promotion and allowance amounts as expense rather than as a reduction of revenue. The Company will restate its previously issued financial statements for the periods referred to above to correct these misclassifications. These adjustments do not affect net income, operating income or cash flows from operations. The effects of these adjustments are reflected in Exhibit A, attached to this news release.

With respect to earnings per share, Statement of Financial Accounting Standards No. 128 sets forth the criteria for computing basic and diluted earnings per share. Upon examination of its earnings per share calculations, the Company determined that certain issued and outstanding, but unvested, shares held by management were improperly reflected in the basic earnings per share computations. The effects of this revision are reflected in Exhibit A, attached to this news release.

Commentary and Outlook

Commenting on the results of the quarter and the first half, Mann said, "Results were generally in line with the expectations we announced in July, but were below our historical growth rates. Virtually all of the sales softness in this six-month period was related to specific short-term issues which we believe are now largely behind us. The fundamental strength of our business model has not changed, and so the long-term prognosis for the Company continues to be good. We have strong brand names, many of which gained market share during the quarter, and we are fiscally sound with impressive cash earnings and low capital expenditures to enable us to reduce debt and fund acquisitions."

"As a result of the sales weakness in the first half of the year, we continue to anticipate revenues and profits, excluding the impact of acquisitions, will be essentially flat compared to the restated results for our last fiscal year."

Mann noted that the Company has closed two important transactions within the past few weeks. "On October 28th, we acquired the Chore Boy(R) brand of household scrubbers from Reckitt Benckiser, and we are already making good progress in implementing plans to grow that brand in the United States and beyond. And, just last week, we closed the transaction whereby we acquired essentially all the assets of Dental Concepts, LLC. The two main product lines within Dental Concepts --The Doctors(R) NightGuard and BrushPicks(R) interproximal cleaning devices -- are exciting, growing OTC brands to which we believe Prestige can add meaningful value. In combination, these two acquisitions are expected to add approximately $30 million in new annual revenues."

Mann added, "The restatement of previously issued financial statements announced today, while a serious matter, does not affect the Company's fundamental trends or business model. These accounting issues had to be addressed appropriately by us in order for the Company to be 404 compliant at the end of this year. The adjustments and the recent review put us in a better position to do that."

Conference Call

The Company will hold a conference all to review its second quarter fiscal 2006 results on Tuesday , November 15, 2005, at 8:30 a.m. (EST). The toll free dial in number for the call is 1-800-857-1849. International callers may dial 1-210-234-0036. The conference password is "Prestige". We will have a live internet web cast of the conference call, as well as an archived replay, which can be accessed from the investor relations page of www.prestigebrandsinc.com.

Forward Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe," "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. There are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans; (2) successfully executing, managing and integrating key acquisitions (including the Chore Boy and Dental Concepts acquisitions); (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources; (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (7) the ability to stay close to consumers in an era of increased media fragmentation; and (8) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Prestige Brands Holdings

Located in Irvington, New York, Prestige Brands Holdings is a marketer and distributor of brand name over-the-counter drug, personal care and household cleaning products sold throughout the U.S. and Canada. Key brands include Compound W(R) wart remover, Chloraseptic(R) sore throat treatment, New-Skin(R) liquid bandage, Clear eyes(R) and Murine(R) eye care products, Little
Remedies(R) pediatric over-the-counter products, Cutex(R) nail polish remover, Comet(R) and Spic and Span(R) household cleaning products and other well-known brands.

                         PRESTIGE BRANDS HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (in thousands, except share and per share data)


                                                     Three months ended September 30,      Six months ended September 30,
                                                          2005              2004                 2005              2004
                                                    ----------------- -----------------    ----------------- -----------------
                                                                         (Restated)                             (Restated)
REVENUES:
   Net sales                                                 $73,320           $79,932             $136,748          $138,612
   Other revenues                                                 25                26                   50               101
                                                    ----------------- -----------------    ----------------- -----------------
       Total revenues                                         73,345            79,958              136,798           138,713

COST OF SALES:
   Cost of sales                                              35,549            37,941               64,498            71,079
                                                    ----------------- -----------------    ----------------- -----------------
       Gross profit                                           37,796            42,017               72,300            67,634
                                                    ----------------- -----------------    ----------------- -----------------

OPERATING EXPENSES:
   Advertising and promotion                                  10,217             8,449               18,922            19,234
   General and administrative                                  4,117             4,502                9,028             9,423
   Depreciation                                                  487               452                  970               938
   Amortization of intangible assets                           2,148             1,802                4,296             3,605
                                                    ----------------- -----------------    ----------------- -----------------

       Total operating expenses                               16,969            15,205               33,216            33,200
                                                    ----------------- -----------------    ----------------- -----------------
       Operating income                                       20,827            26,812               39,084            34,434
                                                    ----------------- -----------------    ----------------- -----------------

OTHER INCOME (EXPENSE):
   Interest income                                               226                59                  307                87
   Interest expense                                          (8,897)          (10,893)             (17,488)          (21,970)
   Loss on extinguishment of debt                                  -                 -                    -           (7,567)
                                                    ----------------- -----------------    ----------------- -----------------
       Total other income (expense)                          (8,671)          (10,834)             (17,181)          (29,450)
                                                    ----------------- -----------------    ----------------- -----------------
       Income before income taxes                             12,156            15,978               21,903             4,984

Provision for income taxes                                   (4,782)           (6,076)              (9,747)           (2,173)
                                                    ----------------- -----------------    ----------------- -----------------
       Net income                                             $7,374            $9,902              $12,156            $2,811

Cumulative preferred dividends on Senior
Preferred and Class B Preferred units                              -           (3,827)                    -           (7,446)
                                                    ----------------- -----------------    ----------------- -----------------

Net income (loss) available to members and
common shareholders                                           $ 7,374           $ 6,075             $ 12,156        $  (4,635)
                                                    ================= =================    ================= =================

Net income (loss) per common share:
   Basic                                                    $   0.15          $   0.25             $   0.25        $   (0.19)
                                                    ================= =================    ================= =================
   Diluted                                                 $    0.15         $    0.23             $   0.24        $   (0.19)
                                                    ================= =================    ================= =================

Weighted average shares outstanding:
   Basic                                                  48,790,856        24,615,066           48,756,535         24,563,238
                                                    ================= =================    ================= =================

   Diluted                                                49,949,432        26,512,017           49,932,199         24,563,238
                                                    ================= =================    ================= =================


                                                       Three months ended September 30,      Six months ended September 30,
                                                    -----------------------------------    -----------------------------------
Adjusted Operating Income                                 2005              2004                 2005              2004
-------------------------                           ----------------- -----------------    ----------------- -----------------
(dollars in thousands)

   Operating Income                                        $  20,827          $ 26,812             $ 39,084         $  34,434

   Charges due to inventory step-up                                -                 -                    -             5,249
                                                    ----------------- -----------------    ----------------- -----------------

Adjusted Operating Income                                   $ 20,827         $  26,812            $  39,084         $  39,683
                                                    ================= =================    ================= =================

Adjusted Net Income
-------------------
(dollars in thousands)

   Net Income                                              $   7,374          $  9,902             $ 12,156         $   2,811

   Loss on extinguishment of debt, net of taxes                    -                 -                    -             4,267

   Charges due to inventory step-up, net of taxes                  -                 -                    -             2,960
                                                    ----------------- -----------------    ----------------- -----------------

Adjusted Net Income                                        $   7,374         $   9,902            $  12,156        $   10,038
                                                    ================= =================    ================= =================


                         Prestige Brands Holdings, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                          September 30, 2005
(Dollars in thousands)                                                   --------------------
Assets
Current assets
   Cash                                                                     $       27,585
   Accounts receivable                                                              32,552
   Inventories                                                                      32,887
   Deferred income tax assets                                                        6,682
   Prepaid expenses and other current assets                                         3,256
                                                                          --------------------
Total current assets                                                               102,962

Property and equipment                                                               1,647
Goodwill                                                                           294,731
Intangible assets                                                                  604,316
Other long-term assets                                                              14,718
                                                                          --------------------

Total Assets                                                                $    1,018,374
                                                                          ====================

Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                                           $      22,725
   Accrued liabilities                                                               12,110
   Current portion of long-term debt                                                  3,730
                                                                          --------------------
Total current liabilities                                                            38,565

Long-term debt                                                                      489,765
Deferred income tax liabilities                                                      94,759
                                                                          --------------------

Total liabilities                                                                   623,089
                                                                          --------------------

Shareholders' Equity
Preferred stock - $0.01 par value
   Authorized - 5,000,000 shares
   Issued and outstanding - None                                                         --
Common stock - $.01 par value
   Authorized - 250,000,000 shares
   Issued and outstanding - 50,055,776 shares                                           501
Additional paid-in capital                                                          378,297
Treasury stock - 14,886 shares at cost                                                  (25)
Accumulated other comprehensive income                                                  229
Retained earnings                                                                    16,283
                                                                          --------------------
Total shareholders' equity                                                          395,285
                                                                          --------------------

Total Liabilities and Shareholders' Equity                                  $     1,018,374
                                                                          ====================

                                      ####

                          EXHIBIT A - FISCAL YEAR 2006

                         PRESTIGE BRANDS HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                            Restated Fiscal Year 2006
                 (in thousands, except share and per share data)




                                                            Three months ended June 30, 2005
                                               ----------------------------------------------------------
                                                                             Cooperative
                                                  Previously     Revenue    Trade Expense
                                                   Reported    Recognition     Reclass       As Restated
                                               ----------------------------------------------------------
REVENUES:
    Net sales                                      $   63,530     $   1,928      $ (2,030)    $   63,428
    Other revenues                                         25             -              -            25
                                               ----------------------------------------------------------
        Total revenues                                 63,555         1,928        (2,030)        63,453

COST OF SALES:
    Cost of sales                                      28,339           610              -        28,949
                                               ----------------------------------------------------------
        Gross profit                                   35,216         1,318        (2,030)        34,504
                                               ----------------------------------------------------------

OPERATING EXPENSES:
    Advertising and promotion                          10,714            21        (2,030)         8,705
    General and administrative                          4,911             -              -         4,911
    Depreciation                                          483             -              -           483
    Amortization of intangible assets                   2,148             -              -         2,148
                                               ----------------------------------------------------------
        Total operating expenses                       18,256            21        (2,030)        16,247
                                               ----------------------------------------------------------
        Operating income                               16,960         1,297              -        18,257
                                               ----------------------------------------------------------

OTHER INCOME (EXPENSE):
    Interest income                                        81             -              -            81
    Interest expense                                  (8,591)             -              -       (8,591)
                                               ----------------------------------------------------------
        Total other income (expense)                  (8,510)             -              -       (8,510)
                                               ----------------------------------------------------------
        Income before income taxes                      8,450         1,297              -         9,747

Provision for income taxes                            (4,443)         (522)              -       (4,965)
                                               ----------------------------------------------------------

        Net income                                  $   4,007      $    775       $      -     $   4,782
                                               ==========================================================

Net income (loss) per common share:
    Basic                                           $    0.08                                  $    0.10
                                               ===============                             ==============
    Diluted                                         $    0.08                                  $    0.10
                                               ===============                             ==============

Weighted average shares outstanding:
    Basic
                                                   49,997,647                                 48,722,342
                                               ===============                             ==============
    Diluted
                                                   49,997,647                                 49,997,647
                                               ===============                             ==============


                         Prestige Brands Holdings, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

(Dollars in thousands)                                                                   June 30, 2005
                                                                          --------------------------------------------
                                                                             As Previously
Assets                                                                         Reported               As Restated
                                                                          --------------------     -------------------
Current assets
   Cash                                                                     $       13,945           $       13,945
   Accounts receivable                                                              32,489                   26,442
   Inventories                                                                      27,946                   30,589
   Deferred income tax assets                                                        6,965                    6,965
   Prepaid expenses and other current assets                                         4,039                    4,039
                                                                          --------------------     -------------------
Total current assets                                                                85,384                   81,980

Property and equipment                                                               2,043                    2,043
Goodwill                                                                           294,544                  294,731
Intangible assets                                                                  606,465                  606,465
Other long-term assets                                                              14,344                   14,344
                                                                          --------------------     -------------------

Total Assets                                                                $    1,002,780           $      999,563
                                                                          ====================     ===================

Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                                           $      18,626            $      18,626
   Accrued liabilities                                                               10,705                    9,365
   Current portion of long-term debt                                                  3,730                    3,730
                                                                          --------------------     -------------------
Total current liabilities                                                            33,061                   31,721

Long-term debt                                                                      490,698                  490,698
Deferred income tax liabilities                                                      89,916                   89,916
                                                                          --------------------     -------------------

Total liabilities                                                                   613,675                  612,335
                                                                          --------------------     -------------------

Shareholders' Equity
Preferred stock - $0.01 par value
   Authorized - 5,000,000 shares
   Issued and outstanding - None                                                         --                       --
Common stock - $.01 par value
   Authorized - 250,000,000 shares
   Issued and outstanding - 50,000,000 shares                                           500                      500
Additional paid-in capital                                                          378,188                  378,188
Treasury stock - 2,353 shares at cost                                                    (4)                      (4)
Accumulated other comprehensive loss                                                   (365)                    (365)
Retained earnings                                                                    10,786                    8,909
                                                                          --------------------     -------------------
Total shareholders' equity                                                          389,105                  387,228
                                                                          --------------------     -------------------

Total Liabilities and Shareholders' Equity                                  $     1,002,780          $       999,563
                                                                          ====================     ===================


                          EXHIBIT A - FISCAL YEAR 2005

                         PRESTIGE BRANDS HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            Restated Fiscal Year 2005
                 (in thousands, except share and per share data)

                                 Three months ended June 30, 2004
                          ----------------------------------------------
                                                   Cooperative
                                                   Trade
                          Previously  Revenue      Expense
                          Reported    Recognition  Reclass    As Restated
                          ----------------------------------------------
REVENUES:
   Net sales              $67,682    $  (6,142)    $ (2,860)     $58,680
   Other revenues              75        -            -               75
                          ----------------------------------------------
      Total revenues       67,757       (6,142)      (2,860)      58,755

COST OF SALES:
   Cost of sales           36,123       (2,985)       -           33,138
                          ----------------------------------------------

      Gross profit         31,634       (3,157)      (2,860)      25,617
                          ----------------------------------------------

OPERATING EXPENSES:
   Advertising and
     promotion             13,771         (126)      (2,860)      10,785
   General and
     administrative         4,921           -          -           4,921
   Depreciation               486           -          -             486
   Amortization of
     intangible assets      1,803           -          -           1,803
                          ----------------------------------------------
      Total operating
      expenses              20,981        (126)      (2,860)      17,995
                          ----------------------------------------------
      Operating income     10,653       (3,031)        -           7,622
                          ----------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income             28           -         -               28
   Interest expense        (11,077)         -         -          (11,077)
   Loss on
     extinguishment of debt (7,567)         -         -           (7,567)
                          ----------------------------------------------
      Total other income
        (expense)           (18,616)        -         -          (18,616)
                          ----------------------------------------------

      Income (loss)
        before income taxes  (7,963)    (3,031)       -          (10,994)

(Provision) Benefit for
 income taxes                 2,826       1,076       -            3,902
                          ----------------------------------------------

      Net income (loss)    $ (5,137)  $  (1,955)    $ -         $ (7,092)
                                         =====================


Cumulative preferred dividends
 on Senior Preferred and Class B
 Preferred units                  (3,619)                        (3,619)
                             ------------                   ------------

Net income (loss) available
 to members and common
 shareholders                   $ (8,756)                      $(10,711)
                             ============                   ============
Net income (loss) per common share:
     Basic                       $(0.33)                       $ (0.44)
                             ============                   ============
     Diluted                    $ (0.33)                       $ (0.44)
                             ============                   ============


Weighted average shares
 outstanding:
     Basic                    26,515,916                     24,511,337
                             ============                   ============
     Diluted                  26,515,916                     24,511,337
                             ============                   ============




                             Three months ended September 30, 2004            Three months ended December 31, 2004
                          ------------------------------------------     ---------------------------------------------
                                                   Cooperative                                   Cooperative
                                                   Trade                                         Trade
                          Previously   Revenue     Expense                Previously  Revenue    Expenses
                           Reported  Recognition   Reclass   As Restated   Reported  Recognition Reclass   As Restated
                          ---------------------------------------------- ---------------------------------------------
REVENUES:
   Net sales              $81,320     $   501       $ (1,889)  $  79,932 $  75,829     $ (732)     $(2,079)    $73,018
   Other revenues              26         -            -              26        25        -          -              25
                          ---------------------------------------------- ---------------------------------------------
      Total revenues       81,346         501         (1,889)     79,958    75,854       (732)      (2,079)     73,043

COST OF SALES:
   Cost of sales           37,843          98         -           37,941    33,923       (682)       -          33,241
                          ---------------------------------------------- ---------------------------------------------
      Gross profit         43,503         403         (1,889)     42,017    41,931        (50)      (2,079)     39,802
                          ---------------------------------------------- ---------------------------------------------

OPERATING EXPENSES:
   Advertising and
     promotion             10,304           34        (1,889)      8,449      7,265        (18)      (2,079)     5,168
   General and
     administrative         4,502            -         -           4,502      5,690         -         -          5,690
   Depreciation               452            -         -             452        457         -         -            457
   Amortization of
     intangible assets       1,802           -         -           1,802      2,148         -         -          2,148
                          ---------------------------------------------- ---------------------------------------------
      Total operating       17,060          34        (1,889)     15,205     15,560        (18)     (2,079)     13,463
                          ---------------------------------------------- ---------------------------------------------
      Operating income      26,443         369         -          26,812     26,371        (32)       -         26,339
                          ---------------------------------------------- ---------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income              59           -         -              59          48         -        -              48
   Interest expense         (10,893)         -         -         (10,893)    (12,042)        -        -         (12,042)
   Loss on
   extinguishment of debt       -            -         -           -             -           -        -              -
                          ---------------------------------------------- ----------------------------------------------
      Total other income
      (expense)             (10,834)         -         -        (10,834)     (11,994)        -        -        (11,994)
                          ---------------------------------------------- ----------------------------------------------
      Income (loss)
      before income taxes   15,609         369         -         15,978       14,377       (32)       -         14,345

(Provision) Benefit for
income taxes                (5,936)       (140)        -         (6,076)      (5,230)       12        -        (5,218)
                          ---------------------------------------------- ---------------------------------------------
      Net income (loss)    $9,673         $229       $ -         $9,902       $9,147     $ (20)     $ -        $9,127
                                         ===================                           ======================


Cumulative preferred dividends
  on Senior Preferred and Class B
  Preferred units           (3,827)                               (3,827)      (3,895)                          (3,895)
                          ------------                        ------------ ------------                       ------------

Net income (loss) available
 to members and common
 shareholders               $5,846                                 $6,075      $5,252                            $5,232
                          ============                        ============ ============                     ============
Net income (loss) per common share:
     Basic                  $ 0.22                                 $ 0.25      $ 0.20                            $  0.21
                          ============                        ============ ============                     ============
     Diluted                $ 0.22                                 $ 0.23      $ 0.20                            $  0.20
                          ============                        ============ ============                     ============


Weighted average shares
outstanding:
     Basic                 26,512,017                          24,615,066   26,612,876                       24,725,182
                          ============                       ============  ============                     ============

     Diluted               26,512,017                          26,512,017   26,612,876                       26,612,876
                          ============                       ============ ============                      ============




                                   Three months ended March 31, 2005                  Twelve months ended March 31, 2005
                           --------------------------------------------------  --------------------------------------------------
                                                      Cooperative                                         Cooperative
                                                      Trade                                               Trade
                           Previously    Revenue      Expense                  Previously    Revenue      Expenses
                            Reported   Recognition    Reclass     As Restated   Reported   Recognition    Reclass      As Restated
                           --------------------------------------------------  -----------------------------------------------------
REVENUES:
   Net sales                  $78,336        $762      $ (1,810)      $77,288  $  303,167  $ (5,611)      $ (8,638)   $288,918
   Other revenues                  25           -          -               25         151        -             -           151
                            -------------------------------------------------  -----------------------------------------------------
       Total revenues          78,361         762        (1,810)       77,313     303,318    (5,611)        (8,638)    289,069

COST OF SALES:
   Cost of sales                33,459       1,230          -          34,689     141,348    (2,339)          -        139,009
                            -------------------------------------------------  -----------------------------------------------------
       Gross profit              44,902       (468)      (1,810)       42,624     161,970    (3,272)       (8,638)     150,060
                            -------------------------------------------------  -----------------------------------------------------

OPERATING EXPENSES:
   Advertising and promotion      7,062          43      (1,810)        5,295      38,402       (67)       (8,638)      29,697
   General and administrative     5,085           -         -           5,085      20,198          -          -         20,198
   Depreciation                     504           -         -             504       1,899          -          -          1,899
   Amortization of intangible
    assets                        2,148           -         -           2,148       7,901          -          -          7,901
                                ---------------------------------------------  -----------------------------------------------------

       Total operating expenses  14,799          43      (1,810)       13,032      68,400       (67)        (8,638)     59,695
                                ---------------------------------------------  -----------------------------------------------------

       Operating income          30,103        (511)          -        29,592      93,570    (3,205)         -          90,365
                                ---------------------------------------------  -----------------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income                  236           -          -            236        371          -          -            371
   Interest expense             (11,085)          -          -        (11,085)   (45,097)         -          -       (45,097)
   Loss on extinguishment of
   debt                         (19,296)          -          -        (19,296)   (26,863)         -          -       (26,863)
                                ---------------------------------------------- -----------------------------------------------------
       Total other income
       (expense)                (30,145)          -          -        (30,145)   (71,589)         -          -        (71,589)
                                ---------------------------------------------- -----------------------------------------------------
       Income (loss) before
       income taxes                 (42)       (511)          -          (553)    21,981    (3,205)          -          18,776

(Provision) Benefit for income
 taxes                             (182)        165           -           (17)     (8,522)   1,113           -         (7,409)
                                ---------------------------------------------- -----------------------------------------------------
       Net income (loss)         $ (224)     $ (346)        $ -         $ (570)   $ 13,459  $ (2,092)      $ -         $11,367
                                             =======================                       ======================


Cumulative preferred dividends on Senior
 Preferred and Class B
 Preferred units                 (14,054)                             (14,054)     (25,395)                             (25,395)
                               --------------                       ---------- -------------                         ---------------

Net income (loss) available to members and
 common shareholders           $ (14,278)                            $ (14,624)   $ (11,936)                            $ (14,028)
                               ==============                       ========== ==============                        ===============
Net income (loss) per common share:
   Basic                       $ (0.37)                              $ (0.40)     $ (0.41)                              $ (0.51)
                               ==============                       ========== ==============                        ===============
   Diluted                     $ (0.37)                              $ (0.40)     $ (0.41)                              $ (0.51)
                               ==============                       ========== ==============                        ===============

Weighted average shares outstanding:
    Basic                       38,074,074                         36,496,869    29,389,329                             27,545,898
                               ==============                     ===========  ==============                        ===============
    Diluted                     38,074,074                         36,496,869    29,389,329                             27,545,898
                               ==============                     ===========  ==============                        ===============


                         Prestige Brands Holdings, Inc.
                           Consolidated Balance Sheet

(Dollars in thousands)                                                                  March 31, 2005
                                                                          --------------------------------------------
                                                                             As Previously
Assets                                                                         Reported               As Restated
                                                                          --------------------     -------------------
Current assets
   Cash                                                                     $         5,334          $         5,334
   Accounts receivable                                                               43,893                   35,918
   Inventories                                                                       21,580                   24,833
   Deferred income tax assets                                                         5,699                    5,699
   Prepaid expenses and other current assets                                          3,152                    3,152
                                                                          --------------------     -------------------
Total current assets                                                                 79,658                   74,936

Property and equipment                                                                2,324                    2,324
Goodwill                                                                            294,544                  294,731
Intangible assets                                                                   608,613                  608,613
Other long-term assets                                                               15,996                   15,996
                                                                          --------------------     -------------------

Total Assets                                                                 $    1,001,135           $      996,600
                                                                          ====================     ===================

Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                                         $        21,705          $        21,705
   Accrued liabilities                                                               13,472                   11,589
   Current portion of long-term debt                                                  3,730                    3,730
                                                                          --------------------     -------------------
Total current liabilities                                                            38,907                   37,024

Long-term debt                                                                      491,630                  491,630
Deferred income tax liabilities                                                      84,752                   84,752
                                                                          --------------------     -------------------

Total liabilities                                                                   615,289                  613,406
                                                                          --------------------     -------------------

Shareholders' Equity
Preferred stock - $0.01 par value
   Authorized - 5,000,000 shares
   Issued and outstanding - None                                                         --                       --
Common stock - $.01 par value
   Authorized - 250,000,000 shares
   Issued and outstanding - 50,000,000 shares                                           500                      500
Additional paid-in capital                                                          378,251                  378,251
Treasury stock - 2,353 shares at cost                                                    (4)                      (4)
Accumulated other comprehensive income                                                  320                      320
Retained earnings                                                                     6,779                    4,127
                                                                          --------------------     -------------------
Total shareholders' equity                                                          385,846                  383,194
                                                                          --------------------     -------------------

Total Liabilities and Shareholders' Equity                                  $     1,001,135          $       996,600
                                                                          ====================     ===================

                     EXHIBIT A - FISCAL YEARS 2003 and 2004

                         PRESTIGE BRANDS HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Restated Fiscal Years 2003 and 2004
                 (in thousands, except share and per share data)


                                                                Twelve months ended March 31, 2003
                                                      --------------------------------------------------------
                                                                                   Cooperative
                                                                                   Trade
                                                        Previously  Revenue        Expense
                                                        Reported    Recognition    Reclass       As Restated
                                                      --------------------------------------------------------
REVENUES:
   Net sales                                          $  76,048      $(1,567)      $  (3,138)     $  71,343
   Other revenues - related parties                         391             -            -              391
                                                      --------------------------------------------------------
       Total revenues                                    76,439       (1,567)         (3,138)        71,734

COST OF SALES:
   Cost of sales                                         27,475         (458)            -           27,017
                                                      --------------------------------------------------------
       Gross profit                                      48,964       (1,109)         (3,138)        44,717
                                                      --------------------------------------------------------

OPERATING EXPENSES:
   Advertising and promotion                             14,274          (20)         (3,138)        11,116
   General and administrative                            12,075             -            -           12,075
   Depreciation                                             301             -            -              301
   Amortization of intangible assets                      4,973             -            -            4,973
   Loss on forgiveness of related party receivable            -                                           -
                                                      --------------------------------------------------------

       Total operating expenses                           31,623         (20)          (3,138)       28,465
                                                      --------------------------------------------------------

       Operating income                                   17,341      (1,089)            -           16,252
                                                      --------------------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income                                            59             -            -            59
   Interest expense                                       (9,806)            -            -        (9,806)
   Loss on extinguishment of debt                           (685)            -            -          (685)
                                                      --------------------------------------------------------

       Total other income (expense)                      (10,432)            -            -       (10,432)
                                                      --------------------------------------------------------

       Income before income taxes                          6,909      (1,089)             -        5,820

Provision for income taxes                                (3,902)        615              -        (3,287)
                                                      --------------------------------------------------------

       Income from continuing operations                   3,007        (474)             -         2,533
                                                                    ============================

Discontinued Operations
   Loss from operations of discontinued Pecos
     reporting unit, net of income tax benefit of
     $1,848                                               (3,385)                                  (3,385)

   Loss on disposal of Pecos reporting unit, net of
      income tax benefit of $1,233                        (2,259)                                  (2,259)
                                                      ---------------                          ---------------

       Income (loss) before cumulative effect of
         change in accounting principle                   (2,637)                                  (3,111)

Cumulative effect of change in accounting principle,
    net of income tax benefit of $6,467                  (11,785)                                 (11,785)
                                                      ---------------                          ---------------

        Net income (loss)                             $   (14,422)                             $  (14,896)
                                                      ===============                          ================




                                                                   April 1, 2003 to February 5, 2004
                                                        ---------------------------------------------------------
                                                                                   Cooperative
                                                                                   Trade
                                                        Previously  Revenue        Expense
                                                        Reported    Recognition    Reclass       As Restated
                                                        ---------------------------------------------------------
REVENUES:
   Net sales                                            $ 68,726      $ 1,930        $ (2,587)     $ 68,069
   Other revenues - related parties                          333            -             -             333
                                                        ---------------------------------------------------------
       Total revenues                                     69,059        1,930          (2,587)       68,402

COST OF SALES:
   Cost of sales                                          26,254          601             -         26,855
                                                        ---------------------------------------------------------
       Gross profit                                       42,805         1,329         (2,587)      41,547
                                                        ---------------------------------------------------------

OPERATING EXPENSES:
   Advertising and promotion                               12,601           47          (2,587)      10,061
   General and administrative                              12,068             -             -        12,068
   Depreciation                                               247             -             -           247
   Amortization of intangible assets                        4,251             -             -         4,251
   Loss on forgiveness of related party receivable          1,404                                     1,404
                                                        ---------------------------------------------------------

       Total operating expenses                            30,571           47          (2,587)      28,031
                                                        ---------------------------------------------------------

       Operating income                                    12,234         1,282             -        13,516
                                                        ---------------------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income                                              38             -             -            38
   Interest expense                                         (8,195)            -             -        (8,195)
   Loss on extinguishment of debt                                -             -             -             -
                                                        ---------------------------------------------------------
       Total other income (expense)                         (8,157)            -             -        (8,157)
                                                        ---------------------------------------------------------
       Income before income taxes                            4,077        1,282             -         5,359

Provision for income taxes                                  (1,684)        (530)            -        (2,214)
                                                        ---------------------------------------------------------
       Income from continuing operations                     2,393          752             -         3,145
                                                                      =============================

Discontinued Operations
   Loss from operations of discontinued Pecos
     reporting unit, net of income tax benefit of
     $1,848                                                     -                                         -

   Loss on disposal of Pecos reporting unit, net of
      income tax benefit of $1,233                              -                                         -
                                                        ---------------                           ---------------

       Income (loss) before cumulative effect of
         change in accounting principle                      2,393                                     3,145

Cumulative effect of change in accounting principle,
  net of income tax benefit of $6,467                          -                                         -
                                                        ---------------                           ---------------
        Net income (loss)                                 $  2,393                                 $   3,145
                                                        ===============                           ===============


                                                                      February 6, 2004 to March 31, 2004
                                                           ---------------------------------------------------------
                                                                                         Cooperative
                                                                                         Trade
                                                            Previously    Revenue        Expense
                                                             Reported    Recognition     Reclass       As Restated
                                                           ---------------------------------------------------------
REVENUES:
   Net sales                                                 $ 18,807    $ (1,597)        $ (388)      $  16,822
   Other revenues - related parties                                54           -             -               54
                                                           ---------------------------------------------------------
       Total revenues                                          18,861       (1,597)         (388)         16,876

COST OF SALES:
   Cost of sales                                               10,023         (672)             -          9,351
                                                           ---------------------------------------------------------
       Gross profit                                             8,838         (925)         (388)          7,525
                                                           ---------------------------------------------------------

OPERATING EXPENSES:
   Advertising and promotion                                     1,689          (34)         (388)         1,267
   General and administrative                                    1,649            -             -          1,649
   Depreciation                                                     41            -             -             41
   Amortization of intangible assets                               890            -             -            890
   Loss on forgiveness of related party receivable                   -                                         -
                                                           ---------------------------------------------------------
       Total operating expenses                                   4,269          (34)         (388)        3,847
                                                           ---------------------------------------------------------
       Operating income                                           4,569         (891)            -         3,678
                                                           ---------------------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income                                                   10             -             -            10
   Interest expense                                               (1,735)           -             -        (1,735)
   Loss on extinguishment of debt                                      -            -             -             -
                                                           ---------------------------------------------------------
       Total other income (expense)                               (1,725)           -             -        (1,725)
                                                           ---------------------------------------------------------
       Income before income taxes                                  2,844         (891)            -         1,953

Provision for income taxes                                        (1,054)         330             -         (724)
                                                           ---------------------------------------------------------
       Income from continuing operations                            1,790         (561)           -         1,229
                                                                              =============================

Discontinued Operations
   Loss from operations of discontinued Pecos
     reporting unit, net of income tax benefit of
     $1,848                                                     -                                         -

   Loss on disposal of Pecos reporting unit, net of
      income tax benefit of $1,233                              -                                         -
                                                           ---------------                           ---------------

       Income (loss) before cumulative effect of
          change in accounting principle                           1,790                                    1,229

Cumulative effect of change in accounting principle,
    net of income tax benefit of $6,467                         -                                         -
                                                           ---------------                           ---------------


       Net income (loss)                                          $ 1,790                                  $  1,229

Cumulative preferred dividends on Senior
Preferred and Class B Preferred units                              (1,390)                                   (1,390)
                                                           ---------------                           ---------------

Net income (loss) available to members and
common shareholders                                              $  400                                   $    (161)
                                                           ===============                           ===============
Net income (loss) per common share:
   Basic                                                         $  0.02                                  $  (0.01)
                                                           ===============                           ===============
   Diluted                                                       $  0.02                                  $  (0.01)
                                                           ===============                           ===============
Weighted average shares outstanding:
   Basic                                                      26,571,155                                24,471,597
                                                           ===============                           ===============
   Diluted
                                                              26,571,155                                24,471,597
                                                           ===============                           ===============


                         Prestige Brands Holdings, Inc.
                           Consolidated Balance Sheet




(Dollars in thousands)                                                                  March 31, 2004
                                                                          --------------------------------------------
                                                                             As Previously
Assets                                                                         Reported               As Restated
                                                                          --------------------     -------------------
Current assets
   Cash                                                                     $         3,393          $         3,393
   Accounts receivable                                                               15,732                   13,369
   Inventories                                                                        9,748                   10,660
   Deferred income tax assets                                                         1,647                    1,647
   Prepaid expenses and other current assets                                            234                      234
                                                                          --------------------     -------------------
Total current assets                                                                 30,754                   29,303

Property and equipment                                                                  880                      880
Goodwill                                                                             55,594                   55,781
Intangible assets                                                                   236,611                  236,611
Other long-term assets                                                                2,783                    2,783
                                                                          --------------------     -------------------

Total Assets                                                                 $      326,622           $      325,358
                                                                          ====================     ===================

Liabilities and Members' and Shareholders' Equity
Current liabilities
   Accounts payable                                                         $         5,281          $         5,281
   Accrued liabilities                                                                7,264                    6,561
   Current portion of long-term debt                                                  2,000                    2,000
                                                                          --------------------     -------------------
Total current liabilities                                                            14,545                   13,842

Long-term debt                                                                      146,694                  146,694
Deferred income tax liabilities                                                      38,874                   38,874
                                                                          --------------------     -------------------

Total liabilities                                                                   200,113                  199,410
                                                                          --------------------     -------------------

Members' and Shareholders' Equity
Senior Preferred Units - 22,500 units issued and outstanding                         17,768                   17,768
Class B Preferred Units - 106,656 units issued and outstanding                       96,807                   96,807
Common Units - 57,901,655 units issued and outstanding                                5,273                    5,273
Additional paid-in capital                                                            4,871                    4,871
Retained earnings                                                                     1,790                    1,229
                                                                          --------------------     -------------------
Total members' and shareholders' equity                                             126,509                  125,948
                                                                          --------------------     -------------------

Total Liabilities and Members' and Shareholders' Equity                     $       326,622          $       325,358
                                                                          ====================     ===================